Exhibit 10.3

IROKO PHARMACEUTICALS INC.

NOTICE OF GRANT OF SHARE OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase Ordinary Shares of Iroko Pharmaceuticals Inc. (the “Company”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price:                              per Ordinary Share

Number of Option Shares:                                  Option Shares

Expiration Date:

Type of Option:              Incentive Share Option (ISO)

                 Non-statutory Share Option (NSO)

Date Exercisable: The Option shall become exercisable with respect to the Option Shares as follows:

Seventy percent (70%) of the Option Shares shall vest and become exercisable over a four (4) year period in equal annual installments, measured from the Vesting Commencement Date. The remaining thirty percent (30%) of the Option Shares shall vest and become exercisable upon the earlier of (i) the nine year anniversary of the Vesting Commencement Date, (ii) a Change of Control, or (iii) an initial public offering of equity securities of the Company to investors on a public stock exchange (an “IPO”).

Notwithstanding the foregoing, the Option shall become fully vested and exercisable for all the Option Shares (vested and unvested) upon the earlier of a Change of Control or an IPO. However, in the event of Optionee’s cessation of Service for any reason, Optionee shall not be entitled to any additional Option Shares other than those Option Shares which have vested in accordance with the above schedule, unless specifically authorized by the Plan Administrator, in its sole discretion, pursuant to an express written agreement with Optionee.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Iroko Pharmaceuticals Inc. Amended and Restated 2012 Share Option/Share Issuance Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Share Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B. Notwithstanding the foregoing, to the extent there are any inconsistencies between the terms and conditions under which the Option becomes fully vested and exercisable, the terms and conditions set forth in this Notice shall govern.

RESTRICTIONS ON OPTION SHARES. OPTIONEE UNDERSTANDS THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN RESTRICTIONS AND RIGHTS AS SPECIFIED IN THE ATTACHED SHARE PURCHASE AGREEMENT.

At Will Employment. Nothing in this Notice or in the attached Share Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Share Option Agreement.

[SIGNATURE PAGE FOLLOWS]

2

DATED:                                                  ,

IROKO PHARMACEUTICALS INC.

By:

Title:

OPTIONEE

(Signature)

(Print Name)

Address:

Attachments:

Exhibit A – Share Option Agreement

Exhibit B – Amended and Restated 2012 Share Option/Share Issuance Plan

Exhibit C – Share Purchase Agreement

3

EXHIBIT A

SHARE OPTION AGREEMENT

IROKO PHARMACEUTICALS INC.

INCENTIVE SHARE OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-Employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Company (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option (this “Option”) to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

AGREEMENT

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the Option term specified in Section 2 at the Exercise Price.

2. Option Term. This Option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Section 5.

3. Limited Transferability.

(a) This Option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.

(b) Prior to the date the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, this option, together with the underlying unexercised Option Shares, shall not be the subject of any short position, put equivalent position (as such term is defined in Rule 16a-1(h) under the 1934 Act) or call equivalent position (as such term is defined Rule 16a-1(b) of the 1934 Act).

(c) Except as otherwise provided in Paragraph 3(a), until the date the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, this option, together with the underlying unexercised Option Shares, shall not be the subject of any pledges, gifts, hypothecations or other transfers, other than pursuant to the Company’s repurchase rights or in connection with a Change in Control in which this option, together with all other options outstanding under the Plan at such time, shall terminate and cease to be outstanding.

4. Dates of Vesting and Exercise. This Option shall become vested and exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the Option becomes vested and exercisable for such installments, those installments shall accumulate, and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option term under Section 5.

5. Cessation of Service. The Option term specified in Section 2 shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this Option is outstanding, then Optionee (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

(b) Should Optionee die while this Option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the Option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or, if applicable, the person to whom the Option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Section 3 shall have the right to exercise this Option. Any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c) Should Optionee cease Service by reason of Disability while this Option is outstanding, then Optionee (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this Option. In no event shall this Option be exercisable at any time after the Expiration Date.

(d) During the limited period of post-Service exercisability, this Option may not be exercised in the aggregate for more than the number of Option Shares for which this Option is, at the time of Optionee’s cessation of Service, exercisable. The Option shall not become exercisable for any additional Option Shares, except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with the Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any Option Shares for which the Option has not been exercised.

(e) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this Option is outstanding, then this Option (for all vested and unvested Option Shares) shall terminate immediately and cease to remain outstanding.

6. Adjustment in Option Shares. In the event of any of the following transactions affecting the outstanding Ordinary Shares as a class without the Company’s receipt of consideration: any share split, share dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Ordinary Shares without the Company’s receipt of consideration, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this Option; and (ii) the Exercise Price. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7. Shareholder Rights. The holder of this Option shall not have any shareholder rights with respect to the Option Shares until such person shall (having exercised the Option and paid the Exercise Price) have been entered in the Company’s register of members as the record holder of the purchased shares.

8. Manner of Exercising Option.

(a) Except as may be permitted by the Plan Administrator or in the event of a cessation of Service by Optionee in accordance with Section 5, this Option may only be exercised on March 31, July 31 and December 31 of each year.

(b) In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

(i) Optionee shall execute and deliver to the Company a Purchase Agreement for the Option Shares for which the Option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or personal or cashier’s check made payable to the Company;

(B) a promissory note payable to the company, but only to the extent authorized by the Plan Administrator in accordance with Section 16; or

(C) Should the Ordinary Shares be listed for trading on any stock exchange at the time the Option is exercised, then the Exercise Price may also be paid as follows:

i) in Ordinary Shares valued at Fair Market Value on the Exercise Date and held by Optionee (or any other person or persons exercising the Option) for the period (if any) necessary to avoid a charge to the Company’s earnings for financial reporting purposes; provided, however, that to the extent required by applicable law Optionee shall be required to pay to the Company an amount in cash equal to at least the aggregate par value for the Option Shares for which the Option is exercised, or

ii) to the extent established by the Company and permitted by the Plan Administrator with respect to the Optionee, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale; and

Except to the extent such cashless exercise procedure is utilized in connection with the Option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the Option exercise.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.

(iv) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws.

(v) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the Option exercise.

(vi) Execute and deliver any additional documents reasonably requested by the Company to effect the exercise of this Option in accordance with this Agreement.

(c) As soon as practical after the Exercise Date, the Company shall issue a certificate for Such Option Shares to Optionee.

(d) In no event may this Option be exercised for any fractional shares.

9. Compliance with Laws and Regulations.

(a) The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Option Shares may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Ordinary Shares pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Ordinary Shares as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

10. Successors and Assigns. Except to the extent otherwise provided in Section 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery, upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified, or upon electronic transmittal with confirmation of receipt of such transmittal.

12. Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Option.

13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that state’s conflict-of-laws rules.

14. Shareholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of Option Shares which may be issued under the Plan as last approved by the shareholders, then this Option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of Option Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

15. Additional Terms Applicable to an Incentive Option. The following terms and conditions shall also apply to the grant:

(a) This Option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this Option is exercised for one or more Option Shares (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Disability; or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Disability.

(b) No installment under this Option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate hair Market Value (determined at the Grant Date) of the Ordinary Shares for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Ordinary Shares and any other securities for which this Option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other Option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this Option shall nevertheless become exercisable for the excess shares in such calendar year as a Non Statutory Option.

(c) Should Optionee hold, in addition to this Option, one or more other options to purchase Ordinary Shares which become exercisable for the first time in the same calendar year as this Option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this Option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

16. Financing. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note bearing interest at a market rate and secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

APPENDIX

The following definitions shall be in effect under the Agreement:

“Agreement” shall mean this Incentive Share Option Agreement.

“Board’ shall mean the Company’s Board of Directors.

“Change in Control” shall have the meaning provided to such term in the Plan.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Company” shall mean Iroko Pharmaceuticals Inc., a company incorporated under the laws of the British Virgin Islands and any successor corporation to all or substantially all of the assets or voting shares of Iroko Pharmaceuticals Inc. which shall by appropriate action assume this Option.

“Disability” shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (l2) months or more.

“Employee” shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

“Exercise Date” shall mean the date on which the Option shall have been exercised in accordance with Section 8 of the Agreement.

“Exercise Price” shall mean the exercise price payable per Option Share as specified in the Grant Notice.

“Expiration Date” shall mean the date on which the Option expires as specified in the Grant Notice.

“Fair Market Value” per Option Share on any relevant date shall be determined in accordance with the following provisions:

(i) If the Option Share is at the time traded on a national market including the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by such market and published in The Wall Street Journal or such other source as the Plan Administration deems appropriate. If there is no closing selling price for the Option Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Option Share is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per Option Share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Option Share, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal or such other source as the Plan Administrator deems appropriate. If there is no closing selling price for the Option Share on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Option Share is not at the time listed on any national market or stock exchange, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall in no event be less than the par value of the Option Shares.

“Grant Date” shall mean the date of grant of the Option as specified in the Grant Notice.

“Grant Notice” shall mean the Notice of Grant of Share Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the Option evidenced hereby.

“Incentive Option” shall mean an option which satisfies the requirements of Code Section 422.

“IPO” shall mean an initial public offering of equity securities of the Company to investors on a public stock exchange.

“Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Company (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Non-Statutory Option” shall mean an option not intended to satisfy the requirements of Code Section 422.

“Optionee” shall mean the person to whom the Option is granted as specified in the Grant Notice.

“Option Shares” shall mean the number of Ordinary Shares subject to the Option.

“Option Term” shall have the meaning set forth in Section 2.

“Ordinary Shares” shall mean the Company’s ordinary shares.

“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Plan” shall mean the Company’s Amended and Restated 2012 Share Option/Share Issuance Plan.

“Plan Administrator” shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

“Purchase Agreement” shall mean the share purchase agreement in substantially the form of Exhibit C to the Grant Notice.

“Service” shall mean the Optionee’s performance of services for the Company (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-Employee member of the Board or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave, short or long term disability or other personal leave approved by the Company; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which the Option may be exercised as such an Incentive Option under the U.S. federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Company’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

EXHIBIT B

AMENDED AND RESTATED 2012 SHARE OPTION/SHARE ISSUANCE PLAN

EXHIBIT C,

SHARE PURCHASE AGREEMENT

IROKO PHARMACEUTICALS INC.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), is made this              day of                                                              , 20     by and between Iroko Pharmaceuticals Inc., a company incorporated under the laws of the British Virgin Islands (the “Company”), and                                                                           Optionee under the Company’s Amended and Restated 2012 Share Option/Share Issuance Plan (the “Plan”).

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

1. Exercise of Option

(a) Exercise. Optionee hereby purchases                      Ordinary Shares (the “Purchased Shares”) at the exercise price of $                     per share (the “Exercise Price”) pursuant to the exercise of that certain option (the “Option”) granted to Optionee pursuant to the Plan.

(b) Payment. Concurrently with the delivery of this Agreement to the Company, Optionee Shall pay the aggregate Exercise Price for all of the Purchased Shares in cash or such other consideration allowable under the Plan and approved by the Plan Administrator and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

(c) Shareholder Rights. Until such time as the Company exercises the First Refusal Right, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions imposed by this Agreement.

2. Securities Law Compliance

(a) Investment Intent. Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Purchased Shares. Optionee is acquiring the Purchased Shares for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the 1933 Act.

(b) Restricted Securities.

(i)	The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act or SEC Rule 504, 505, 506 or 701. Optionee acknowledges and understands that the Purchased Shares constitute “restricted securities” tinder the 1933 Act and have not been registered tinder the 1933 Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold the Purchased Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Purchased Shares, or for a period of one year or any other fixed period in the future. Optionee further understands chat the Purchased Shares must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Purchased Shares. Optionee understands that the certificate evidencing the Purchased Shares will be imprinted with the legends set forth herein and any other legend required under applicable state securities laws.

(ii)	Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the 1933 Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration tinder the 1933 Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) clays thereafter (or such longer period as any market stand-off agreement may require) the Purchased Shares exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the 1934 Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Purchased Shares, together with all other securities of the Company sold by Optionee that are required to be aggregated under Rule 144(e), being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely tiling of a Form 144, if applicable.

(iii)	In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Purchased Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Purchased Shares were sold by the Company or the date the Purchased Shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Purchased Shares by an affiliate, or by a non-affiliate who subsequently holds the Purchased Shares less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(c) Restrictions on Disposition of Purchased Shares.

(i)	Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

A.	Optionee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

B.	Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (B) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

(ii)	The Company shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

(d) Restrictive Legends. The share certificates representing the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE’S SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL GRANTED TO THE COMPANY AND

ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A SHARE PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.

3. Transfer Restrictions

(a) Restriction on Transfer. Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any Purchased Shares in contravention of the First Refusal Right, the Market Stand-Off or the transfer restrictions set forth in Section 2.

(b) Transferee Obligations. Each person (other than the Company) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (a) the First Refusal Right, (b) the Market Stand-Off and (c) the transfer restrictions set forth in Section 2, to the same extent such shares would be so subject if retained by Optionee.

(c) Market Stand-Off.

(i)	In connection with the Company’s IPO and any underwritten public offering by the Company of its equity securities on a securities exchange within two years after the effective date of the Company’s IPO, Owner shall not sell, make any short sale of, hedge with, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters (the “Market Stand-Off’). The Market Stand-Off shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that such period shall not exceed one hundred eighty (180) days, or if required by such underwriter, such longer period of time as is necessary to enable the underwriter to issue a research report, analyst recommendation or opinion in accordance with the then-applicable rules and regulations of the Financial Regulatory Authority, Inc. and the applicable stock exchange, but in no event in excess of two hundred ten (210) days following the effective date of the registration statement relating to such offering.

(ii)	Owner shall be subject to the Market Stand-Off provided card only if the officers and directors of the Company are also subject to similar restrictions.

(iii)	Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off.

(iv)	In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

4. Right of First Refusal

(a) Grant. The Company is hereby granted the right of first refusal (the “First Refusal Right”) exercisable in connection with any proposed transfer of the Purchased Shares. For purposes of this Section 4, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.

(b) Notice of Intended Disposition. In the event any Owner of the Purchased Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (a) deliver to the Company written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (b) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Sections 2 and 3.

(c) Exercise of the First Refusal Right. The Company shall have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the twenty-fifth day following receipt of the Disposition Notice. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than five business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Company.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Company cannot agree on such cash value within ten days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Company or, if they cannot agree on an appraiser within twenty days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Company. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the fifth business day after such valuation shall have been made.

(d) Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five clay exercise period. Owner shall have a period of thirty days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Sections 2 and 3. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Section 2 and Paragraph 3(c), and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Section 2 and Paragraph 3(c). In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

(e) Partial Exercise of the First Refusal Right. In the event the Company makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Company delivered within five business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i)	sale or other disposition of some or all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph (d), as if the Company did not exercise the First Refusal Right; or

(ii)	sale to the Company of the portion of the Target Shares which the Company has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph 4(c). The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Owner’s failure to deliver timely notification to the Company shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

(f) Recapitalization/Reorganization.

(i)	Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right.

(ii)	In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital shares or other property received in exchange for the Purchased Shares in consummation of the Reorganization.

(g) Lapse. The First Refusal Right shall lapse upon the earlier to occur of (a) an IPO or (b) the acquisition of the Company by an entity that is traded on a stock exchange. However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right, in the case of a transaction described in (a) above.

5. General Provisions

(a) Assignment. The Company may assign the First Refusal Right to any person or entity selected by the Plan Administrator, including (without limitation) one or more shareholders of the Company.

(b) At Will Employment. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause, subject to the terms of any employment agreement and applicable law.

(c) Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective Upon personal delivery or on the third day following deposit in the U.S. mail or other international mail delivery source, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten days advance written notice under this paragraph to all other parties to this Agreement.

To the extent allowed by applicable law, Optionee generally consents to the delivery of any notice by electronic transmission (“Electronic Notice”) at the electronic mail address or the facsimile number as set forth in the books of the Company. To the extent that any notice given via electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Optionee agrees to promptly notify the Company of any change in Optionee’s electronic mail address, but failure to do so shall not affect the foregoing.

(d) No Waiver. The failure of the Company in any instance to exercise the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e) Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(f) Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

(g) Construction. The Plan is incorporated herein by reference. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of this Agreement shall prevail. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

(h) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without giving effect to that State’s choice of law or conflict-of-laws rules.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(j) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement on the day and year first indicated above.

IROKO PHARMACEUTICALS INC.

By:

Name:

Title:

OPTIONEE

Signature:

Printed Name:

Address:

SSN:

APPENDIX

The following definitions shall be in effect tinder the Agreement:

A. “Agreement” shall mean this Share Purchase Agreement.

B. “Board” shall mean the Company’s Board of Directors.

C. “Code” shall mean the Internal Revenue Code of 1986, as amended.

D. “Company” shall mean Iroko Pharmaceuticals Inc., a company incorporated under the laws of the British Virgin Islands or any successor corporation to all or substantially all of the assets or voting shares of Iroko Pharmaceuticals Inc. which shall by appropriate action adopt the Plan.

E. “Disposition Notice” shall have the meaning assigned to .Such term in Paragraph 4(b).

F. “Exercise Price” shall have the meaning assigned to such term in Paragraph 1(a).

G. “First Refusal Right” shall mean the right granted to the Company in accordance with Section 4.

H. “Grant Notice” shall mean the Notice of Grant of Share Option pursuant to which Optionee has been informed of the basic terms of the Option.

I. “Incentive Option” shall mean an option which satisfies the requirements of Code Section 422.

J. “IPO” shall mean the first public offering of the Class C Shares, or any shares issued to Optionee upon a Reorganization, on any stock exchange.

K. “Market Stand-Off” shall mean the market stand-off restriction specified in Paragraph 3(c).

L. “1933 Act” shall mean the Securities Act of 1933, as amended.

M. “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

N. “Option” shall have the meaning assigned to -such term in Paragraph 1(a).

O. “Option Agreement” shall mean all agreements and other documents evidencing the Option.

P. “Option Shares” shall mean the Ordinary Shares subject to the option.

Q. “Optionee” shall mean the person to whom the Option is granted tinder the Plan.

R. “Ordinary Shares” shall mean the Company’s ordinary shares.

S. “Owner” shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

T. “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, shares possessing 50% or snore of the total combined voting power of all classes of shares in one of the other corporations in such chain.

U. “Permitted Transfer” shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Company’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

V. “Plan” shall mean the Company’s Amended and Restated 2012 Share Option/Share Issuance Plan.

W. “Plan Administrator” shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

X. “Purchased Shares” shall have the meaning assigned to such term in Paragraph l(a).

Y. “Recapitalization” shall mean any share split, share dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Ordinary Shares as a class without the Company’s receipt of consideration.

Z. “Reorganization” shall mean any of the following transactions:

1.	a merger or consolidation in which the Company is not the surviving entity;

2.	a sale, transfer or other disposition of all or substantially all of the Company’s assets;

3.	a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

4.	any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

AA. “SEC” shall mean the Securities and Exchange Commission.

BB. “Service” shall mean the Optionee’s performance of services for the Company (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-Employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which the Option (if designated as an incentive Option in the Grant Notice) may be exercised as such an Incentive Option under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract.

CC. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

DD. “Target Shares” shall have the meaning assigned to such term in paragraph 4(b).